CENTER BANCORP ANNOUNCES FINAL SHAREHOLDER VOTE RESULTS

UNION, NJ - May 30, 2007 - Center Bancorp Inc. (NASDAQ: CNBC), the parent company of Union Center National Bank, announced today that the final tabulation of votes from the 2007 Annual Meeting of Shareholders shows that Brenda Curtis, Harold Schechter, Lawrence Seidman and Raymond Vanaria have been elected to serve three-year terms on the Company's Board of Directors. The vote count was certified by IVS Associates, the independent Inspector of Elections.

About Center Bancorp
Center Bancorp, Inc., through its wholly owned subsidiary, Union Center National Bank, Union, New Jersey, currently operates 15 banking locations. Banking centers are located in Union Township (6 locations), Berkeley Heights, Boonton/Mountain Lakes, Madison, Millburn/Vauxhall, Morristown (3 locations), Springfield, and Summit, New Jersey. Construction will begin shortly on a new banking location in Florham Park, New Jersey and plans are underway to add a branch in Cranford, New Jersey as well. The Bank also operates remote ATM locations in the Union, Chatham and Madison New Jersey Transit train stations, Union Hospital and the Boys and Girls Club of Union. Union Center National Bank is the largest commercial bank headquartered in Union County; it was chartered in 1923 and is a full-service banking company. For further information regarding Center Bancorp, Inc., call 1-(800)-862-3683. For information regarding Union Center National Bank, visit our web site at http://www.centerbancorp.com.

Forward-Looking Statements
All non-historical statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use such terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties, including risks cited in reports filed by Center Bancorp with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.

Investor Inquiries
Anthony C. Weagley
Vice President and Treasurer
Center Bancorp
(908) 206-2886

Media Inquiries:
Mike Pascale or Tom Johnson
Abernathy MacGregor
(212) 371-5999